UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 7, 2007

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000
Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code:  (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 7, 2007 PetroQuest Energy, Inc. (the “Company”) announced net income for the quarter ended June 30, 2007 of $9,630,000 or $0.19 per share, compared to second quarter 2006 net income of $7,982,000 or $0.16 per share.  Net cash flow provided by operating activities before working capital changes for the second quarter of 2007 was $48,790,000, as compared to $34,829,000 for the comparable 2006 period.  Net cash flow provided by operating activities during the second quarters of 2007 and 2006 totaled $43,773,000 and $45,174,000, respectively.  For the first six months of 2007, the Company reported net income of $20,444,000 or $0.41 per share.  The Company reported net income of $17,131,000 or $0.35 per share for the first six months of 2006.  For the first six months of 2007, net cash flow provided by operating activities before working capital changes was $97,031,000.  Net cash flow provided by operating activities before working capital changes for the first six months of 2006 was $68,762,000.  Net cash flow provided by operating activities totaled $112,220,000 and $75,148,000 during the six months ended June 30, 2007 and 2006, respectively.  See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Oil and gas sales during the second quarter of 2007 increased 30% to $64,831,000 as compared to $49,868,000 in the second quarter of 2006.  Production for the second quarter of 2007 was 20% higher than production for the comparable period of 2006.  Stated on an Mcfe basis, unit prices received during the second quarter of 2007 were 9% higher than the comparable 2006 period.  For the first six months of 2007, oil and gas sales increased 31% to $126,714,000 from $96,884,000 in the first six months of 2006.  Production for the first six months of 2007 was 26% higher than production for the comparable period of 2006.  Stated on an Mcfe basis, unit prices received during the first six months of 2007 were 4% higher than the prices received during the comparable 2006 period.

Lease operating expenses for the second quarter of 2007 decreased to $1.06 per Mcfe as compared to $1.35 per Mcfe in the second quarter of 2006.  For the first six months of 2007, lease operating expenses decreased 23% to $0.98 per Mcfe from $1.28 per Mcfe in the comparable period of 2006.  Decreased unit costs were primarily the result of higher production in the current periods and the absence of operating expenses related to high cost Gulf of Mexico properties that were sold in November 2006.  Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the second quarter of 2007 was $3.73 per Mcfe as compared to $3.01 per Mcfe in the second quarter of 2006.  For the first six months of 2007, DD&A increased 18% to $3.60 per Mcfe from $3.06 per Mcfe for the comparable period of 2006.  The increase in DD&A is primarily due to increased costs to drill for, develop and acquire oil and gas reserves along with two commercially unproductive wells during 2007.  General and administrative expenses increased $1,980,000 and $5,005,000 for the second quarter and six months ended June 30, 2007, as compared to the respective 2006 periods.  The increases are primarily due to non-cash expense related to SFAS 123(R), which increased approximately $1,728,000 and $4,439,000 during the quarter and six months ended June 30, 2007, respectively, as compared to the 2006 periods.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three- and six-month periods ended June 30, 2007 and 2006:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Production:
Oil (Bbls)	286,692	187,449	646,473	342,423
Gas (Mcf)	6,103,848	5,408,047	11,636,162	10,285,010
Total Production (Mcfe)	7,824,000	6,532,741	15,515,000	12,339,548

Sales:
Total oil sales	$19,510,894	$12,254,099	$41,098,794	$21,019,667
Total gas sales	45,319,729	37,613,962	85,615,423	75,864,315
Total oil and gas sales	64,830,623	49,868,061	126,714,217	96,883,982

Average sales prices:
Oil (per Bbl)	$68.06	$65.37	$63.57	$61.39
Gas (per Mcf)	7.42	6.96	7.36	7.38
Per Mcfe	8.29	7.63	8.17	7.85

The above sales and average sales prices include increases (reductions) related to gas hedges of $1,318,000 and $2,328,000 and oil hedges of $22,200 and ($808,000) for the three months ended June 30, 2007 and 2006, respectively.  The above sales and average sales prices include additions (reductions) related to gas hedges of $3,841,000 and $3,367,000 and oil hedges of $232,200 and ($1,485,000) for the six months ended June 30, 2007 and 2006, respectively.

The following initiates guidance for the third quarter of 2007:

Guidance for
Description	3rd Quarter 2007

Production volumes (MMcfe/d)	82 - 87

Percent gas	80%

Expenses:
Lease operating expenses (per Mcfe)	$1.10 - $1.20
Production taxes (per Mcfe)	$0.25 - $0.29
Depreciation, depletion and amortization (per Mcfe)	$3.70 - $3.80
General and administrative (in millions)	$5.8 - $6.2
Interest expense (in millions)	$3.6 - $4.0

Effective tax rate (all deferred)	37%

The following updates guidance for the full year of 2007:

Guidance for
Description	Full Year 2007

Production volumes (MMcfe/d)	82 - 87

Percent gas	75%

Expenses:
Lease operating expenses (per Mcfe)	$1.00 - $1.10
Production taxes (per Mcfe)	$0.27 - $0.31
Depreciation, depletion and amortization (per Mcfe)	$3.70 - $3.80
General and administrative (in millions)	$22 - $23
Interest expense (in millions)	$15 - $16

Effective tax rate (all deferred)	37%

Operations Update

Drilling activity during the second quarter of 2007 included three successful horizontal Woodford Shale wells in the Arkoma Basin, four successful horizontal coalbed methane wells in the Arkoma Basin and five successful wells in East Texas.

A total of seven successful wells were drilled in the Arkoma Basin during the second quarter of 2007 resulting in an 88% success rate.  The Company completed its third and fourth operated horizontal wells in the Woodford Shale during the second quarter, and is currently drilling its fifth operated horizontal Woodford well.  Drilling continues in the Arkoma Basin with one operated rig drilling horizontal wells targeting the Woodford Shale as well as other non-operated activity.  Current plans are to add a second operated rig during the third quarter which will accelerate the development of this core area.

PetroQuest participated in the drilling and completion of five wells in the East Texas Basin during the second quarter of 2007.  Additionally, the Company expanded its leasehold position in East Texas by approximately 5,500 net acres through an ownership in a horizontal drilling program.  The first well is expected to spud during the third quarter and is targeting oil in the Buda formation.

In the Gulf Coast Basin, the Company’s Fricasse prospect has been drilled and approximately 95 feet of net productive sands were logged in this well.  The well is being completed and is expected to begin producing during the next week.  The Company has a 31% net revenue interest (NRI) in this well.

The Company’s Bandon Dunes prospect has been drilled and logged approximately 126 feet of net productive sands.  The Company has a 19% NRI in the well and first production is expected to commence during the fourth quarter.

The Company’s Kosati Pines prospect has reached total depth and should complete logging operations this week.  The Company has a 25% working interest in this prospect.

The Company’s Atchafalaya prospect was drilled to total depth and has been determined to be commercially non-productive.  The Company has a 23% working interest in this prospect.

Hedging Update
The Company initiated the following commodity hedging transactions during July 2007:

Instrument
Production Period	Type	Daily Volumes	Price

Natural Gas:
2008	Costless Collar	5,000 Mmbtu	$7.50 - 9.18

Crude Oil:
August - December 2007	Costless Collar	500 Bbls	$70 - 75.25
2008	Costless Collar	400 Bbls	$70 - 75.55

After executing the above transactions, the Company has approximately 11.1 Bcfe and 2.7 Bcfe of hedges for 2007 and 2008, respectively.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico.  PetroQuest trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices, declines in the values of our properties resulting in ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business.  In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(unaudited)
(Amounts in Thousands)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$1,659	$4,795
Revenue receivable	25,221	21,767
Joint interest billing receivable	20,231	20,072
Hedging asset	4,304	10,527
Prepaid drilling costs	3,333	4,886
Other current assets	5,427	2,143
Total current assets	60,175	64,190

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	801,756	695,116
Unevaluated oil and gas properties	58,509	51,567
Accumulated depreciation, depletion and amortization	(370,286)	(314,869)
Oil and gas properties, net	489,979	431,814
Gas gathering assets	19,529	19,072
Accumulated depreciation and amortization of gas gathering assets	(5,082)	(3,562)
Total property and equipment	504,426	447,324

Other assets, net of accumulated depreciation and amortization
of $12,417 and $11,719, respectively	6,815	6,776

Total assets	$571,416	$518,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable to vendors	$50,650	$34,790
Advances from co-owners	14,226	13,391
Oil and gas revenue payable	6,374	6,935
Accrued interest	2,444	2,453
Asset retirement obligation	9,010	9,028
Other accrued liabilities	6,610	5,484
Total current liabilities	89,314	72,081

Bank debt	50,000	47,000
10 3/8% senior notes	148,643	148,537
Asset retirement obligation	12,331	11,211
Deferred income taxes	59,755	49,646
Other liabilities	104	104

Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value; authorized 75,000
shares; issued and outstanding 48,190 and 47,788
shares, respectively	48	48
Paid-in capital	129,586	124,552
Accumulated other comprehensive income	2,712	6,632
Retained earnings	78,923	58,479
Total stockholders' equity	211,269	189,711

Total liabilities and stockholders' equity	$571,416	$518,290

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Oil and gas sales	$64,830	$49,868	$126,714	$96,884
Gas gathering revenue and other income	1,930	1,628	4,054	2,970
	66,760	51,496	130,768	99,854

Expenses:
Lease operating expenses	8,319	8,827	15,256	15,778
Production taxes	2,054	1,212	4,184	2,782
Depreciation, depletion and amortization	30,051	20,352	57,664	39,071
Gas gathering costs	1,344	927	2,294	1,644
General and administrative	5,324	3,344	10,504	5,499
Accretion of asset retirement obligation	226	383	441	753
Interest expense	3,938	3,627	7,570	6,999
	51,256	38,672	97,913	72,526

Income from operations	15,504	12,824	32,855	27,328

Income tax expense	5,874	4,842	12,411	10,197

Net income	$9,630	$7,982	$20,444	$17,131

Earnings per common share:
Basic	$0.20	$0.17	$0.43	$0.36

Diluted	$0.19	$0.16	$0.41	$0.35

Weighted average number of common shares:
Basic	47,978	47,394	47,883	47,360
Diluted	49,690	48,900	49,556	48,809

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$20,444	$17,131
Adjustments to reconcile net income to net cash provided by
operating activities:
Deferred tax expense	12,411	10,197
Depreciation, depletion and amortization	57,664	39,071
Accretion of asset retirement obligation	441	753
Amortization of debt issuance costs	479	467
Amortization of bond discount	106	96
Share based compensation expense	5,486	1,047
Changes in working capital accounts:
Accounts receivable	(3,454)	1,622
Joint interest billing receivable	(159)	418
Accounts payable and accrued liabilities	20,411	5,515
Advances from co-owners	835	4,155
Other assets	(2,444)	(5,324)

Net cash provided by operating activities	112,220	75,148

Cash flows from investing activities:
Investment in oil and gas properties	(116,916)	(91,434)
Investment in gas gathering assets	(457)	(5,218)
Other	(509)	-

Net cash used in investing activities	(117,882)	(96,652)

Cash flows from financing activities:
Proceeds from exercise of options	534	390
Deferred financing costs	(24)	(101)
Purchase of restricted stock	(984)	-
Repayment of bank borrowings	(12,000)	-
Proceeds from bank borrowings	15,000	23,000

Net cash provided by financing activities	2,526	23,289

Net increase (decrease) in cash and cash equivalents	(3,136)	1,785

Cash and cash equivalents, beginning of period	4,795	6,703

Cash and cash equivalents, end of period	$1,659	$8,488

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$9,757	$8,407
Income taxes	$-	$-

 PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net cash flow provided by operating activities	$43,773	$45,174	$112,220	$75,148
Changes in working capital accounts	5,017	(10,345)	(15,189)	(6,386)
Net cash flow provided by operating activities
before working capital changes	$48,790	$34,829	$97,031	$68,762

Note:
Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt.  Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities.  In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: August 7, 2007	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat Executive Vice President, General
Counsel and Secretary